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                             EMPLOYMENT AGREEMENT
                             --------------------

     This AGREEMENT made as of January 7, 2000, by and between On Command Corporation, a Delaware corporation (the "Company"), and Allan Goodson (the "Executive").

     WHEREAS, the Company desires to employ the Executive as Executive Vice President and Chief Operating Officer, and the Executive desires to accept such employment, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, The Company and the Executive agree as follows:

1.   Employment; Duties.
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          (a) Employment and Employment Period.  The Company shall employ the
              --------------------------------
Executive to serve as Executive Vice President and Chief Operating Officer of the Company or its successor entity for a period (the "Employment Period") commencing on January 7, 2000 (the "Effective Date") and continuing thereafter for a term of two years until January 7, 2002 unless terminated in accordance with the provisions of this Agreement. Each 12 month period ending on the anniversary date of the Effective Date is sometimes referred to herein as a "year of the Employment Period."

          (b) Offices, Duties and Responsibilities. The Executive shall report
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to the President or Chief Executive Officer of the Company (the "CEO"). The
Executive shall have all duties and authority customarily accorded a chief operating officer.

          (c) Devotion to Interests of The Company. During the Employment
              ------------------------------------
Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive shall use his best efforts to promote the interests and welfare of the Company. Notwithstanding the foregoing, the Executive shall be entitled to undertake such outside activities (e.g., charitable, educational, personal interests, board of directors membership, and so forth, that do not compete with the business of the Company as do not unreasonably or materially interfere with the performance of his duties hereunder as reasonably determined by the CEO in consultation with the Executive.

     2.   Compensation and Fringe Benefits.
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          (a) Base Compensation. The Company shall pay the Executive a base
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salary ("Base Salary") at the rate of $300,000 per year during the Employment
Period with payments made in installments in accordance with the Company's regular practice for compensating executive personnel.

          (b) Bonus Compensation. The Executive will be eligible to receive
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bonuses ("Annual Bonus") during the Employment Period in accordance with the following parameters: (i) the target bonus for each year during the Employment Period shall be 70% of Base Salary for achieving 100% of the target level for the performance measures; and (ii) the performance measures, the relative weight to be accorded each performance measure and the amount of bonus payable in relation to the target bonus for achieving more or less than 100% of the target level for the performance measures shall be determined for each year during the Employment Period by the Compensation Committee of the Company's Board of Directors after consultation with the CEO and the Executive.

          (c) Fringe Benefits. The Executive also shall be entitled to
              ---------------
participate in group health, dental and disability insurance programs, and any group profit sharing, deferred compensation, supplemental life insurance or other benefit plans as are generally made available by the Company to the senior executives of the Company. Such benefits shall include reimbursement of documented expenses reasonably incurred in connection with travel and entertainment related to the Company's business and affairs. The Company reserves the right to modify or terminate from time to time the fringe benefits provided to the senior management group.

          (d) Stock Options. The Company hereby grants to the Executive as of
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the Effective Date options (the "Options") to purchase 100,000 shares of the
Company's common stock, par value $0.01 per share, exercisable at the per-share price equal to $15.90625 (the "Exercise Price"). The Options shall be exercisable by Executive according to the following schedule: (i) 50,000 of the Options after January 7, 2001; and (ii) 50,000 of the Options after January 7, 2002; provided that if the Executive's employment is terminated by the Company at any time prior to January 7,

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2001 other than for "cause" (as provided in Section 5(b)), then 50,000 Options will become exercisable and the remaining 50,000 Options shall be cancelled. The Options, to the extent they remain unexercised, shall automatically and without further notice terminate and become of no further force and effect only at the time of the earliest of the following to occur: (x) Three months after the date upon which a termination for cause by the Company (as provided in Section 5(b)) or a termination by the Executive other than pursuant to an Executive Election Event (as provided in Section 5(a)) shall have become effective and final; or
(y) January 7, 2010.

               (e) Conflicting Provisions.  Solely to the extent of any conflict
                   ----------------------
between the provisions of this Agreement and the provisions of any agreement between Executive, on the one hand, and the Company and any of its affiliated or related entities, on the other hand, relating to stock-based incentives (including the Options), life insurance, health insurance, any other employee equity participation, profit sharing or retirement plan, group health plan or other employee benefits (individually and collectively referred to herein as the "Fringe Benefits"), the provisions of this Agreement will control.

          3.   Trade Secrets; Return of Documents and Property.  (a) Executive
               -----------------------------------------------
acknowledges that during the course of his employment he will receive secret, confidential and proprietary information ("Trade Secrets") of the Company and of other companies with which the Company does business on a confidential basis and that Executive will create and develop Trade Secrets for the benefit of the Company. Trade Secrets shall include, without limitation, custom databases, "know-how," formulae, secret processes or machines, inventions, computer programs (including documentation of such programs), customer data and proprietary information about costs, profits, markets and sales, customer databases, and other information of a similar nature to the extent not available to the public, and plans for future development. All Trade Secrets disclosed to or created by Executive shall be deemed to be the exclusive property of the Company (as the context may require). Executive acknowledges that Trade Secrets have economic value to the Company due to the fact that Trade Secrets are not generally known to the public or the trade and that the unauthorized use or disclosure of Trade Secrets is likely to be detrimental to the interests of the Company and its subsidiaries. Executive therefore agrees to hold in strict confidence and not to disclose to any third party any Trade Secret acquired or created or developed by Executive during the term of this Agreement except (i) when Executive is required to use or disclose any Trade Secret in the proper course of the Executive's

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rendition of services to the Company hereunder, (ii) when such Trade Secret becomes public knowledge other than through a breach of this Agreement, or (iii) when Executive is required to disclose any Trade Secret pursuant to any valid court order in which the Executive is compelled to disclose such Trade Secret. The Executive shall notify the Company immediately of any such court order in order to enable the Company to contest such order's validity. The Executive shall not use or otherwise disclose Trade Secrets unless such information (x) becomes public knowledge or is generally known in the entertainment or sports industry among executives comparable to the Executive other than through a breach of this Agreement, (y) is disclosed to the Executive by a third party who is entitled to receive and disclose such Trade Secret, or (z) is required to be disclosed pursuant to any valid court order, in which case the Executive shall notify the Company immediately of any such court order in order to enable the Company to contest such order's validity.

          (b) Upon the effective date of notice of the Executive's or the Company's election to terminate this Agreement, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (i) all documents and materials containing or otherwise relating to Trade Secrets or other information relating to the Company's business and affairs, and (ii) all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives). The Executive shall be entitled to keep his personal records relating to the Company's business and affairs except to the extent those contain documents or materials described in clause (i) or (ii) of the preceding sentence, in which case Executive may retain copies for his personal and confidential use.

     4.   Discoveries and Works.  All discoveries and works made or conceived by
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the Executive during his employment by the Company pursuant to this Agreement, jointly or with others, that relate to the Company's activities ("Discoveries and Works") shall be owned by the Company. Discoveries and Works shall include, without limitation, works of authorship, inventions, computer programs (including documentation of such programs), technical improvements, processes and drawings. The Executive shall

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(i) promptly notify, make full disclosure to, and execute and deliver any documents reasonably requested by, the Company to evidence or better assure title to such Discoveries and Works in the Company, (ii) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign copyrights, trade secret protection or other protection of any and all such Discoveries and Works, and (iii) promptly execute, whether during his employment by the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain copyright and other rights for the Company and to protect their title thereto. Any Discoveries and Works which, within sixty days after the termination of the Executive's employment by the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with the Company, shall, as between the Executive and the Company, be presumed to have been made during the Executive's employment by the Company.

     5.   Termination.  This Agreement and Executive's employment with the
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Company may be terminated as follows:

          (a) By the Executive either at any time for any reason upon ninety
(90) days advance written notice to the Company, or upon an "Executive Election Event" (as defined below) upon thirty (30) days advance written notice to the Company. Upon an Executive Election Event or if the Executive's employment is terminated by the Company without "cause" (as defined below), the Executive shall be entitled to receive the following benefits through the longer of (x) the remainder of the Employment Period as if this Agreement had remained in effect until the end of such two-year Employment Period and (y) one year following the date of such termination (the "Duration Period"): (i) his Base Salary; (ii) an Annual Bonus equal to seventy percent (70%) of one year's Base Salary; and (iii) all other benefits provided pursuant to Sections 2(c) of this Agreement. The Executive shall have no obligation to seek other employment in the event of his termination pursuant to this paragraph (a), and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. The Company shall have the option at any time during the Duration Period to pay to the Executive in a lump sum the amounts remaining under clauses (i) and (ii) of this paragraph (a). If the Company exercises such option, the Company shall have no further compensation payment obligations under clauses (i) and (ii) above.

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          An "Executive Election Event" shall be any any substantial reduction
(except in connection with the termination of his employment voluntarily by the Executive or by the Company for "cause" as defined below) by the Company, without the Executive's express written consent, of his responsibilities as Executive Vice President and Chief Operating Officer of the Company, or any other material default of this Agreement which continues for ten (10) business days following the Company's receipt of written notice from the Executive specifying the manner in which the Company is in default of this Agreement.

          (b) By the Company at any time for "cause." For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder upon (i) the continued and deliberate failure of the Executive to perform his material duties, in a manner substantially consistent with the manner reasonably prescribed by the CEO and in accordance with the terms of this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), which failure continues for ten
(10) business days following the Executive's receipt of written notice from the CEO specifying the manner in which the Executive is in default of his duties,
(ii) the engaging by the Executive in intentional serious misconduct that is materially injurious to the Company or its reputation, which misconduct, if it is reasonably capable of being cured, is not cured by the Executive within ten
(10) business days following the Executive's receipt of written notice from the CEO specifying the serious misconduct engaged in by the Executive, (iii) the conviction of the Executive of commission of a felony, whether or not such felony was committed in connection with the Company's business, or (iv) any material breach by the Executive of Section 8 hereof. If the Company shall terminate the Executive's employment for "cause," there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits. In such event, the Company, in full satisfaction of all of the Company's obligations under this Agreement and in respect of the termination of the Executive's employment with the Company, shall pay the Executive his Base Salary and all other benefits and reimbursement through the date of termination of his employment, provided that the Options and
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any other stock options granted to the Executive under the Company's option plan shall terminate three months after the date of termination of his employment for "cause".

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     6.   Disability; Death.
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          (a) If, prior to the expiration or termination of the Employment
Period, the Executive shall be unable to perform substantially his duties by reason of disability or impairment of health for at least six consecutive calendar months, the Company shall have the right to terminate this Agreement by giving sixty (60) days written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. Following the expiration of the notice period, the Employment Period shall terminate, and the Company's payment obligations to the Executive under
Section 2(a) and (b) shall terminate with the payment of the Executive's Base Salary for the month in which the Employment Period terminates and a prorated Annual Bonus through such month, and there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits; provided that the Options and any other stock options
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granted to the Executive under the Company option plan or any successor plan shall become fully vested and shall terminate in accordance with their terms, but in no event less than one year after such termination, notwithstanding the limitations of Section 2(d) of this Agreement. In the event of a dispute as to whether the Executive is disabled within the meaning of this paragraph (a), or the duration of any disability, either party may request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by the Company.

          (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, the Company shall pay to the Executive's estate his Base Salary and a prorated Annual Bonus through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice and there will be no forfeiture, penalty, reduction or other adverse effect upon any vested rights or interests relating to any Fringe Benefits; provided that the Options and any other stock options
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granted to the Executive under the Company option plan or any successor plan shall become fully vested and shall terminate one year after the date of termination of the Executive's employment for death, notwithstanding the limitations of Section 2(d) of this Agreement.

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          (c) Nothing contained in this Section 6 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of the Company which may be adopted by the Board.

     7.   Non-Competition.
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          (a) As an inducement for the Company to enter into this Agreement, the
Executive agrees that for a period commencing as of the Effective Date and running through the earlier of (i) the end of the Employment Period if the Executive remains employed by the Company for the entire Employment Period or
(ii) one year following termination of the Executive's employment by the Company for "cause" as defined in Section 5(b) hereof, or by the Executive for any reason (other than an Executive Election Event, in which case the provisions of this paragraph (a) shall not apply) (the "Non-Competition Period"), the Executive shall not, without the prior written consent of the Board, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company.

          For the purpose of this Agreement, a business shall be considered to be competitive with any business of the Company only if such business is engaged in providing services or products (i) substantially similar to (A) any service or product currently provided by the Company during the Employment Period; (B) any service or product which directly evolves from or directly results from enhancements in the ordinary course during the Non-Competition Period to the services or products provided by the Company as of the date hereof or during the Employment Period; or (C) any future service or product of the Company as to which the Executive materially and substantially participated in the development or enhancement, and (ii) to customers, distributors or clients served by the Company during the Non-Competition Period.

          (b) Non-Solicitation of Employees. During the Non-Competition Period,
              -----------------------------
the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of the Company to leave his or her employment.

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          (c) Reasonableness; Interpretation. The Executive acknowledges and
              ------------------------------
agrees, solely for purposes of determining the enforceability of this Section 8 (and not for purposes of determining the amount of money damages or for any other reason), that (i) the markets served by the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the Non-Competition Period is linked to the term of the Employment Period and the severance benefit provided for in Section 5(a); and (iii) the above covenants are reasonable as an inducement to the Company to enter into this Agreement, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company. In the event that the covenants in this Section 8 shall be determined by any court of competent jurisdiction in any action to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          (d) Investment. Nothing in this Agreement shall be deemed to prohibit
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the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that
                                                                   --------
such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board.

     8.   Liability Insurance.  The Executive shall be covered under the
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Company's liability insurance policy for directors and officers to the same extent as other officers of the Company.

     9.   Enforcement.  The Executive acknowledges that a breach of the
          -----------
covenants or provisions contained in Sections 3, 4 and 8 of this Agreement will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any of the covenants or provisions contained in Sections 3, 4 and 8 of this Agreement, in addition to any other remedy which may be available at law or in equity, the Company

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shall be entitled to seek specific performance and injunctive relief.

     10.  Arbitration.
          -----------

          (a) Subject to the Company's right to enforce Sections 3, 4 and 8 hereof by an injunction issued by a court having jurisdiction (which right shall prevail over and supersede the provisions of this Section 11), any dispute relating to this Agreement, including the enforceability of this Section 11, arising between the Executive and the Company shall be settled by arbitration which shall be conducted in Denver, Colorado, or any other location where the Executive then resides at the Company's request, before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). Within 90 days after the Effective Date, the parties shall mutually agree upon three possible arbitrators, one of whom shall be selected by the AAA within 2 days after notice of a dispute to be arbitrated under this
Section 11. The parties shall instruct the arbitrator to use his or her best efforts to conclude the arbitration within 60 days after notice of the dispute to AAA.

          (b) The award of any such arbitrator shall be final. Judgment upon such award may be entered by the prevailing party in any federal or state court sitting in Denver, Colorado or any other location where the Executive then resides at the Company's request.

          (c) The parties will bear their own costs associated with arbitration and will each pay one-half of the arbitration costs and fees of AAA; however, the arbitrator may in his sole discretion determine that the costs of the arbitration proceedings, including attorneys' fees, shall be paid entirely by one party to the arbitration if the arbitrator determines that the other party is the prevailing party in such arbitration.

     11.  Severability.  Should any provision of this Agreement be determined to
          ------------
be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.  Assignment.  The Executive's rights and obligations under this
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Agreement shall not be assignable by the Executive.  The Company's rights and obligations under

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this Agreement shall not be assignable by the Company except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Company. In the event of any such assignment by the Company, all rights of the Company hereunder shall inure to the benefit of the assignee.

     13.  Notices.  All notices and other communications which are required or
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may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, provided that in such case it shall also be sent by certified or registered mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal
                                                           ----
Express); and upon receipt, if sent by certified or registered mail, return receipt requested. Unless otherwise changed by notice, in each case notice shall be sent to:

          If to Executive, addressed to:
               Allan Goodson
               824 Woodburn Drive
               Brentwood, Tennessee 37027

          If to the Company, addressed to:
               On Command Corporation
               6331 San Ignacio
               San Jose, California 95119
               Attention: President and CEO
               Telecopier No. (408) 360-4701

          With a copy to:
               Ascent Entertainment Group
               1225 Seventeenth Street
               Denver, Colorado 80202
               Attention: General Counsel
               Telecopier No. (303) 308-0489

     14.  Miscellaneous.  This Agreement constitutes the entire agreement, and
          -------------
supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The validity, interpretation, performance and enforcement of the Agreement shall be governed by the laws of the State of California. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                               /s/ Allan Goodson
                                               --------------------------------
                                                    Allan Goodson, Executive

                                               ON COMMAND CORPORATION

                                               By: /s/ James A. Cronin, III
                                                  -----------------------------
                                               Title: Chairman and Acting
                                                        Chief Executive Officer

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